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                                                                  EXECUTION COPY



                              STOCK PURCHASE AGREEMENT

                                Dated March 21, 1998

                                      between

                           STRATEGIC REALTY CAPITAL CORP.

                                        and

                                 CNC HOLDING CORP.


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          This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into this 21st day of March, 1998, between STRATEGIC REALTY CAPITAL CORP., a Maryland corporation (the "Company"), and CNC HOLDING CORP., a Delaware corporation (the "Purchaser").

          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Purchaser wishes to purchase from the Company, and the Company wishes to issue and sell to the Purchaser, shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), in the amount and on the terms set forth herein;

          WHEREAS, concurrently with the execution of this Agreement between the Company and the Purchaser, the Company shall enter into separate Stock Purchase Agreements with each of ContiWest Corporation ("ContiWest") and MarRay Investment, L.L.C. ("MarRay") (the Purchaser, ContiWest and MarRay are each a "Holder" and collectively the "Holders", and the shares of stock purchased by them pursuant to Stock Purchase Agreements executed on the date hereof, including this Agreement, are "Sponsor Shares").

          NOW, THEREFORE, in consideration of the mutual recitals and covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:


                                     ARTICLE I.


                                     DEFINTIONS

          Section 1.1 DEFINED TERMS. As used in this Agreement, the terms set forth in this Article I shall have the respective definitions given.

          "Crown Holder" has the meaning as defined in the Rights Agreement.

          "Rights Agreement" means the Registration Rights Agreement dated as of March 21, 1998 among MarRay Investment, L.L.C., the Purchaser, the Company and ContiWest Corporation.

                                     ARTICLE II.


                             CLOSING DATE TRANSACTIONS

          Section 2.1 SALE AND PURCHASE OF STOCK. In reliance on the representations, warranties and covenants contained herein, at the Closing (as hereinafter defined) the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, such number of shares equal to (i) 10,000,000 divided by (ii) the price per share paid by the public in the Company's initial public offering (the "IPO") pursuant to a firm commitment underwritten public offering and an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act")(such number of shares being hereinafter referred to as the "Number of Shares"), for an aggregate purchase price of $2,000,000, free and clear of any liens or encumbrances.


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(The shares of Common Stock to be issued to the Purchaser pursuant to this
Agreement are hereinafter referred to as the "Crown Shares.")

          Section 2.2 PURCHASE PRICE; PAYMENT. The aggregate purchase price for the Crown Shares shall be $2,000,000.

          At the Closing, the Purchaser will pay the aggregate purchase price by wire transfer of immediately available funds to an account designated by the Company.

          Section 2.3 STOCK CERTIFICATES. At the Closing, the Company will deliver to the Purchaser a certificate or certificates evidencing shares of Common Stock in an amount equal to the Number of Shares. Such certificate or certificates will bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY.

                                    ARTICLE III.


                                      CLOSING

          The closing of the transaction contemplated hereby (the "Closing") shall take place concurrently with the closing of the Company's IPO at such place as the parties shall agree. At the Closing, the parties hereto will exchange funds, certificates and other documents specified in this Agreement.

                                     ARTICLE IV.


                     REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                                   OF THE COMPANY

          The Company hereby represents and warrants to and agrees with the Purchaser as follows:

          Section 4.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to conduct its business as now conducted and as proposed to be conducted and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except where the failure to be so qualified would not have a material adverse effect on its business.


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          Section 4.2    CAPITALIZATION.  The authorized capital stock of the
Company consists of 500,000,000 shares of capital stock, all of which is initially classified as Common Stock and of which 100 shares are issued and outstanding as of the date hereof.

          Section 4.3 DUE AUTHORIZATION. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity.

          Section 4.4 NO CONFLICT. The execution, delivery and performance by the Company of this Agreement will not violate or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any provision of law, any order of any court or governmental agency, the Articles of Incorporation or bylaws of the Company or any provision of any indenture, agreement or other instrument by which the Company or any of its properties or assets is bound, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          Section 4.5 VALID ISSUANCE OF THE SHARES. The Shares to be purchased by the Purchaser hereunder have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable. Based in part upon the representations of the Purchaser contained in Sections 5.1 and 5.2 of this Agreement, the Crown Shares, when issued and delivered pursuant to this Agreement, will be issued in compliance with Federal and applicable state securities laws.

          Section 4.6 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the financial position, business prospects or results of operations of the Company, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing.

                                     ARTICLE V.


                     REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                                  OF THE PURCHASER

          The Purchaser hereby represents and warrants to and agrees with the Company as follows:

          Section 5.1 INVESTMENT INTENT. The Crown Shares to be purchased by the Purchaser pursuant to this Agreement are being acquired by the Purchaser solely for


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the Purchaser's own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of such Crown Shares.

          Section 5.2 ACCREDITED INVESTOR. The Purchaser is an Accredited Investor as such term is defined in Rule 501 of the General Rules and Regulations promulgated under the Securities Act.

          Section 5.3 DUE AUTHORIZATION. The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action and this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity.

                                    ARTICLE VI.


                              RESTRICTIONS ON TRANSFER

          The Purchaser agrees that none of the Crown Shares shall be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of by the
Purchaser: (i) for a period of 180 days from the date of the Closing and (ii) after the expiration of the 180 day period following the date of the Closing, unless and until such disposition is in accordance with the provisions of the Securities Act.

                                    ARTICLE VII.


                                  RIGHTS OF HOLDER

          The Crown Shares purchased under this agreement are entitled to the benefits of the Rights Agreement. The Company shall keep a copy of the Rights Agreement and any amendment thereto, at the principal office of the Company and shall furnish copies thereof to the Purchaser upon request.

                                    ARTICLE VIII.


                                     CONDITIONS

          Section 8.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. The obligation of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

               (a) The closing of the Company's IPO, on substantially the same terms and conditions as set forth in the draft registration statement attached as Annex I hereto, except that the net proceeds to be received by the Company from such IPO must equal or exceed $75 million; and


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               (b)  all governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained.

          Section 8.2 CONDITIONS TO THE OBLIGATION OF THE COMPANY. The obligation of the Company to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing Date of the following conditions:

               (a) The Purchaser shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date;

               (b) The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made at such time, except for changes contemplated by this Agreement;

               (c) The Purchaser shall have furnished to the Company a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Purchaser to the effect that all conditions set forth in Sections 8.2(a) and (b) have been satisfied; and

               (d) The Purchaser shall have furnished to the Company such other instruments and documents, in form and substance reasonably acceptable to the Company, as may be reasonably necessary to effect the Closing.

          Section 8.3 CONDITIONS TO THE OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing Date of the following conditions:

               (a) The Company shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing;

               (b) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made at such time, except for changes contemplated by this Agreement;

               (c) The Company shall have furnished to the Purchaser a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Company to the effect that all conditions set forth in Sections 8.3(a) through (f) have been satisfied;

               (d) The Company shall have furnished to the Purchaser a certificate, signed by an authorized officer of the Company, certifying:
     (i) the due organization and good standing of the Company; (ii) the corporate resolutions of the Company authorizing the transactions contemplated by this Agreement; and


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     (iii) the incumbency of officers of the Company executing this Agreement and the other instruments or certificates delivered at the Closing;

               (e) The Company shall have furnished to the Purchaser a certificate or certificates representing the Shares; and

               (f) The Company shall have furnished to the Purchaser such other instruments and documents, in form and substance reasonably acceptable to the Purchaser, as may be reasonably necessary to effect the Closing.

                                    ARTICLE IX.


                              MISCELLANEOUS PROVISIONS

          Section 9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile transmission, sent by overnight express mail or mailed by registered or certified mail, return receipt requested, postage pre-paid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of any change of address shall be effective only upon receipt thereof):

          If to the Company:       Strategic Realty Capital Corp.
                                   1251 Dublin Road
                                   Columbus, Ohio  43215
                                   Fax No.: (614) 488-9780

          If to the Purchaser:     CNC Holding Corp.
                                   1251 Dublin Road
                                   Columbus, Ohio 43215
                                   Fax No.: (614) 488-9780

A notice shall be deemed given when received by the addressee.

          Section 9.2 SUCCESSORS AND ASSIGNS. Each of the parties hereto hereby acknowledges that in entering into this Agreement it has not relied upon any representation or warranty except as expressly set forth herein. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties. This agreement cannot be assigned by the Purchaser or the Company other than to "Affiliates" of the Company or the Purchaser, as such term is defined in Section 405 of the General Rules and Regulation promulgated under the Securities Act. Any assignee of this Agreement will agree in writing to be bound by the terms hereof prior to such assignment becoming effective.

          Section 9.3 GOVERNING LAW; JURISDICTION; SERVICE. This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in New York, New York. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws rules therein. The parties hereto hereby consent and agree that the Supreme


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Court of New York County, New York  and the United Stated District  court for the Southern District of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining to this Agreement or to any matter arising out of or related to this Agreement. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have been based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Each party hereto irrevocably consents to the service of process by registered or certified mail, postage prepaid, its address given pursuant to Section 9.1 hereof. Subject to the foregoing, nothing in this Agreement shall be deemed to operate to affect the right of any party hereto to serve legal process in any other manner permitted by law, to preclude the enforcement by any party hereto of any judgement or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

          Section 9.4 IMMUNITY; WAIVER OF TRIAL BY JURY. To the extent that a party has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to such party or such party's property, such Party hereby irrevocably waives such immunity in respect of its obligations under this Agreement.
SUBJECT TO SECTION 9.7 HEREIN, EACH PARTY HERETO WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. To the extent permitted by applicable law, each party hereto irrevocably waives any right such party may have to punitive damages.

          Section 9.5 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 9.6 CROSS-REFERENCES; SCHEDULES; TITLES AND SUBTITLES. Unless expressly indicated to the contrary, all references in this Agreement to enumerated Sections are to the respective Sections of this Agreement. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          Section 9.7 DISPUTE RESOLUTION. The parties agree that each will attempt in good faith to resolve through negotiation any dispute, claim or controversy arising out of or relating to this Agreement prior to filing any claim by suit in a court. Any party may initiate negotiations by providing written notice in letter form to the other party, setting forth the subject of the dispute and the relief requested. The recipient of such notice will respond in writing within five days with a statement of its position on and recommended solution to the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each party with full settlement authority will meet at a mutually agreeable time and place within ten days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to


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resolve the dispute.  If the dispute is not resolved by these negotiations, the matter will be submitted to J.A.M.S/ENDISPUTE, or its successor, for mediation. If the matter is not resolved by such mediation within 180 days of the initiation of negotiations, then either party may file a suit in court. If the matter is resolved by litigation, the prevailing party's litigation expenses, including but not limited to all filing fees, attorney's fees and fees paid to other consultants in the course of litigation will be paid by the other party. Each party agrees to bear its own costs and expenses relating to mediation.

          Section 9.8 WAIVER; SEVERABILITY . The waiver by one party hereto of any breach by the other (the "BREACHING PARTY") of any provision of this Agreement shall not operate or be considered as a waiver of any other (prior or subsequent) breach by the Breaching Party, and waiver of a breach of a provision in one instance shall not be deemed a waiver of such provision in any other circumstance. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

          Section 9.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CNC HOLDING CORP.                       STRATEGIC REALTY CAPITAL CORP.

By:  /s/Ronald E. Roark                 By:/s/Harold E. Cooke
   ------------------------------          ---------------------------------
     Name:  Ronald E. Roark             Name:  Harold E. Cooke
     Title: Chairman and Chief          Title: President and Chief
            Executive Officer                  Executive Officer